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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JANUARY 31, 1997



                       ADVANTAGE MARKETING SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)



       OKLAHOMA                       33-25701                  33-0296193
(State or other jurisdiction  (Commission File Number)       (I.R.S. Employer
   of incorporation)                                         Identification No.)


2601 NORTHWEST EXPRESSWAY, SUITE 1210W
      OKLAHOMA CITY, OKLAHOMA                                   73112-7293
(Address of principal executive offices)                        (Zip Code)



      Registrant's telephone number, including area code:  (405) 842-0131

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     Pursuant to a Stock Purchase Agreement having an effective date of January 31, 1997 (the "Purchase Agreement"), Advantage Marketing Systems, Inc. (the "Company") acquired all of the issued and outstanding capital stock of Chambre International, Inc., a Texas corporation ("CII"), and CII became a wholly-owned subsidiary of the Company (the "CII Acquisition"). The CII Acquisition was closed on January 31, 1997. The CII Acquisition will be accounted for under the purchase method of accounting. CII is a multi-level marketer of various third-party manufactured cosmetics, skin care and hair care products. Pursuant to the Purchase Agreement and in connection with the CII Acquisition, the Company issued and delivered to the shareholders of CII 6,482 shares of Common Stock.
In addition, the Company agreed to issue and deliver an additional 7,518 shares of Common Stock to the shareholders of CII on or before May 31, 1997, pending determination of certain liabilities.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  FINANCIAL STATEMENTS AND EXHIBITS.

     The required financial statements of CII are unavailable as of the date hereof and will be filed by the Registrant pursuant to the requirements of the Securities Exchange Act and the rules and regulations promulgated thereunder within 60 days of the filing of this Form 8-K.

         (b)  PRO FORMA FINANCIAL INFORMATION.

     The required pro forma financial information is unavailable as of the date hereof and will be filed by the Registrant pursuant to the requirements of the Securities Exchange Act and the rules and regulations promulgated thereunder within 60 days of the filing of this Form 8-K.

         (c) EXHIBITS.
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         2.1 Stock Purchase Agreement having an effective date of January 31,
             1997, between Advantage Marketing Systems, Inc., Chambre International, Inc., Janet Britt, Jerry Hampton, Teresa Hampton, James Baria, Florence Baria, Rose Cashin, Pat Eason, Joseph Williams, Livia Williams, Don Black, Nadine Black, Lynda Brown, Gary Galindo, Harold Griffin, Linda Griffin, Irene Van Vlaenderen, Dean Klockentegger, Rose Hilgedick, Wayne Hilgedick, Julie Connary and Royce Britt.

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                                  SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ADVANTAGE MARKETING SYSTEMS, INC.
                                   (Registrant)


                                   By: /s/ ROGER P. BARESEL
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                                         Roger P. Baresel. President

Date: February 18, 1997

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